PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®
REPORTS STRONG
THIRD QUARTER EARNINGS

•	3Q10 Earnings Per Share of $0.69 (diluted)

•	Allowance for Credit Losses to Total Loans 1.50%

•	Tangible Common Equity Ratio increased to 5.73%

•	Non-Performing Assets remain low at 0.26% of Average Earning Assets

HOUSTON, October 22, 2010. Prosperity Bancshares, Inc.® (NASDAQ: PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended September 30, 2010 of $32.166 million or $0.69 per diluted common share, an increase in net income of $2.844 million or 9.7%, compared with $29.322 million or $0.63 per diluted common share for the same period in 2009.

“Our bank cointinues to produce strong earnings in the current turbulent economic environment,” commented David Zalman, Chairman and Chief Executive Officer.  “Our team remains focused on producing strong results for our shareholders.”

“We continue to be cautiously optomistic about the Texas economy,” continued Zalman.  “Our lenders are winning new business in all of our markets and we believe the opportunities for future growth are good.”

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended September 30, 2010

For the three months ended September 30, 2010, net income was $32.166 million compared with $29.322 million for the same period in 2009.  Net income per diluted common share was $0.69 for the three months ended September 30, 2010 and $0.63 for the same period in 2009.  Returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2010 were 1.36%, 9.06% and 27.62%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of assets) was 45.35% for the three months ended September 30, 2010.

Net interest income before provision for credit losses for the quarter ended September 30, 2010 increased 3.7% to $80.267 million compared with $77.413 million during the same period in 2009. The increase was attributable primarily to a 6.4% increase in average earning assets during the same period primarily due to the U.S. Bank and First Bank branch acquisitions, which were completed in March and April of 2010, respectively.  The net interest margin on a tax equivalent basis decreased to 3.97% for the three months ended September 30, 2010 compared with 4.08% for the same period in 2009.  On a linked quarter basis, the tax equivalent net interest margin decreased three basis points to 3.97% for the three months ended September 30, 2010 from 4.00% reported for the three months ended June 30, 2010.

Non-interest income decreased $1.582 million or 10.4% to $13.654 million for the three months ended September 30, 2010 compared with $15.236 million for the same period in 2009.  The decrease was mainly attributable to an increase in net loss on the sale of other real estate. On a linked quarter basis, non-interest income increased $358,000 or 2.7% from $13.296 million for the three months ended June 30, 2010 to $13.654 million for the three months ended September 30, 2010.

Non-interest expense increased $1.392 million or 3.4% to $42.593 million for the third quarter of 2010 compared with $41.201 million for the third quarter of 2009.  The increase was attributable primarily due to the additional banking centers acquired in the U.S. Bank and First Bank acquisitions.  On a linked quarter basis, non-interest expense decreased $456,000 or 1.1% from $43.049 million for the three months ended June 30, 2010 to $42.593 million for the three months ended September 30, 2010.

Average loans decreased 0.7% or $22.739 million to $3.408 billion for the quarter ended September 30, 2010 compared with $3.431 billion for the same period in 2009.  Linked quarter average loans increased 0.1% or $4.195 million from $3.404 billion at June 30, 2010. Average deposits increased 5.3% or $384.425 million to $7.608 billion for the quarter ended September 30, 2010 compared with $7.224 billion for the same period in 2009.  Linked quarter average deposits decreased 2.6% or $204.089 million from $7.812 billion at June 30, 2010.

Loans at September 30, 2010 were $3.414 billion, an increase of $7.682 million or 0.2%, compared with $3.406 billion at September 30, 2009.  Loans decreased 0.3% or $11.221 million on a linked quarter basis compared with loans of $3.425 billion at June 30, 2010.  As reflected in the table below, linked quarter loans for the third quarter of 2010 were impacted by the loans acquired with the U.S. Bank and First Bank acquisitions.  Excluding the loans acquired in these acquisitions, linked quarter loans increased 3.0% on an annualized basis.

Deposits at September 30, 2010 were $7.492 billion, an increase of $373.587 million or 5.2%, compared with $7.118 billion at September 30, 2009.  Linked quarter deposits decreased $322.349 million or 4.1% from $7.814 billion at June 30, 2010.  As reflected in the table below, linked quarter deposits for the third quarter of 2010 were impacted by the deposits assumed with the U.S. Bank and First Bank acquisitions.  Excluding the deposits assumed in these acquisitions, linked quarter deposits decreased 3.5%.

Balance Sheet Data (at period end)	Sept 30, 2010	June 30, 2010	Sept 30, 2009
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired with U.S. Bank branches	$28,814	$30,641	$0
Acquired with First Bank branches	53,653	88,039	0
All other	3,331,352	3,306,360	3,406,137
Total Loans	$3,413,819	$3,425,040	$3,406,137

Deposits:
Assumed with U.S. Bank branches	$312,335	$350,890	$0
Assumed with First Bank branches	414,412	454,686	0
All other	6,764,833	7,008,353	7,117,993
Total Deposits	$7,491,580	$7,813,929	$7,117,993

At September 30, 2010, construction loans totaled $498.400 million, consisting of $127.325 million of single family residential construction loans; $55.902 million of land development loans; $67.108 million of raw land loans; $88.611 million of residential lot loans; $48.346 million of commercial lot loans; and $111.108 million of commercial and other construction loans.  This is a decrease of $16.393 million from construction loans at June 30, 2010.

At September 30, 2010, Prosperity had $9.239 billion in total assets, $3.414 billion in loans, and $7.492 billion in deposits. Assets, loans and deposits at September 30, 2010 increased by 3.1%, 0.2% and 5.2%, respectively, compared with their level at September 30, 2009.

Asset Quality

Non-performing assets totaled $20.700 million or 0.26% of average earning assets at September 30, 2010 compared with $21.920 million or 0.29% of average earning assets at September 30, 2009 and $21.856 million or 0.27% of average earnings assets at June 30, 2010.  The allowance for credit losses was 1.50% of total loans at September 30, 2010 compared with 1.39% at September 30, 2009 and 1.54% of total loans at June 30, 2010.

Non-performing assets (In thousands)	Sept 30, 2010		June 30, 2010		Sept 30, 2009
	Amount	#	Amount	#	Amount	#
Commercial	$1,446	20	$1,670	22	$920	26
Construction	7,740	44	7,293	42	10,975	40
1-4 family (including home equity)	4,024	46	4,920	50	1,285	16
Commercial real estate (including multi-family)	7,383	9	7,691	13	8,592	13
Agriculture	0	0	43	2	0	0
Consumer	107	15	239	11	148	13
Total	$20,700	134	$21,856	140	$21,920	108

Net Charge-offs (In thousands)	Three Months Ended Sept 30, 2010	Three Months Ended June 30, 2010	Three Months Ended Sept 30, 2009
Commercial	$464	$602	$712
Construction	829	255	780
1-4 family (including home equity)	392	1,015	297
Commercial real estate (including multi-family)	2,138	249	215
Agriculture	(4)	3	53
Consumer	554	316	492
Total	$4.373	$2,440	$2,549

The provision for credit losses was $3.000 million for the three months ended September 30, 2010 and $7.250 million for the three months ended September 30, 2009.  Net charge offs were $4.373 million for the three months ended September 30, 2010 and $2.549 million for the three months ended September 30, 2009.

The provision for credit losses was $10.685 million for the nine months ended September 30, 2010 compared to $20.275 million for the nine months ended September 30, 2009.  Net charge offs were $11.194 million for the nine months ended September 30, 2010 compared to $9.932 million for the nine months ended September 30, 2009.

Results of operations for the nine months ended September 30, 2010

For the nine months ended September 30, 2010, net income was $94.910 million compared with $81.310 million for the same period in 2009.  Net income per diluted common share was $2.03 for the nine months ended September 30, 2010 compared with $1.76 for the same period in 2009.  Returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2010 were 1.36%, 9.08% and 27.65%, respectively.  Prosperity’s efficiency ratio was 47.07% for the nine months ended September 30, 2010.

Net interest income before provision for credit losses for the nine months ended September 30, 2010 increased $11.627 million or 5.1%, to $238.639 million compared with $227.012 million during the same period in 2009.  The increase was attributable primarily to a 4.6% increase in average earning assets during the same period.

Non-interest income decreased $5.458 million or 12.0% to $39.928 million for the nine months ended September 30, 2010 compared with $45.386 million for the same period in 2009.  The decrease was mainly attributable to an increase in net loss on the sale of other real estate and a decrease in service charges on deposit accounts resulting from decreased NSF income.

Non-interest expense decreased $4.157 million or 3.2% to $125.367 million for the nine months ended September 30, 2010 compared with $129.524 million for the same period in 2009.  The decrease was primarily attributable to a reduction in FDIC insurance assessments.  The FDIC imposed an emergency special assessment as of June 30, 2009, which for Prosperity totaled approximately $4.2 million in pre-tax expense or $0.06 per diluted common share after tax.

Dividend Increase

Prosperity Bancshares, Inc. announced an increase of their regular cash dividend to $0.70 per share per year. The fourth quarter cash dividend of $0.175, an increase of 12.9%, is payable on December 31, 2010 to all shareholders of record as of December 17, 2010.  The dividend payment date was moved forward one business day from past dividend payment dates for this quarter only due to the current uncertainty of federal tax laws.  Future dividend payment dates will be revert back to the first working day of each quarter.

Conference Call

Prosperity’s management team will host a conference call on Friday, October 22, 2010 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s third quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-895-0231, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com.  The webcast may be accessed directly from Prosperity’s Home page under News and Events.

Acquisition of First Bank’s Texas Branches

On April 30, 2010, Prosperity completed the previously announced acquisition of nineteen (19) Texas retail bank branches of First Bank, a Missouri state-chartered bank. Prosperity Bank paid a premium of 5.5% for approximately $500 million in deposits and purchased approximately $100 million in loans and other assets attributable to the branches.

First Bank’s Texas locations were all in the Houston and Dallas metropolitan areas and represented a strategic enhancement to Prosperity’s presence in these markets. After the consolidation of locations near existing Prosperity banking centers, Prosperity operates (31) Dallas/Fort Worth area banking centers and sixty (60) Houston area banking centers.

The deposits assumed were primarily core deposits and the $100 million in loans purchased were individually selected by Prosperity from First Bank’s loan portfolio associated with the Texas branches and consisted of performing business and consumer-related Texas-based loans.

Acquisition of U. S. Bank’s Texas Branches

On March 29, 2010, Prosperity completed the previously announced acquisition of the three (3) Texas retail bank branches of U.S. Bank. The transaction continued Prosperity’s strategic growth and expansion of the franchise in Texas.  Prosperity Bank paid a premium for approximately $375 million in deposits, as well as purchased certain loans and other assets attributable to the branches.

The three locations acquired by Prosperity were the Texas locations U.S. Bank acquired from the FDIC on October 30, 2009 when U.S. Bank acquired the nine (9) subsidiary banks of FBOP Corporation.  The Texas banks were Madisonville State Bank in Madisonville, Texas; Citizens National Bank in Teague, Texas; and North Houston Bank in Houston, Texas.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $9.2 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred seventy five (175) full service banking locations; sixty (60) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-one (31) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; thirty-three (33) in the Central Texas area including Austin and San Antonio; and ten (10) in the Bryan/College Station area.

Bryan/College Station Area -	Dallas/Fort Worth Area -	Jacksonville	Bay City
		Kerens	Beaumont
Bryan	Dallas -	Longview	Cinco Ranch
Bryan-East	Abrams Centre	Mount Vernon	Cleveland
Bryan-North	Balch Springs	Palestine	East Bernard
Caldwell	Camp Wisdom	Rusk	El Campo
College Station	Cedar Hill	Seven Points	Dayton
Greens Prairie	Central Expressway	Teague	Galveston
Madisonville	East Renner	Tyler	Groves
Navasota	Frisco	Tyler-University	Hempstead
Rock Prairie	Frisco-West	Winnsboro	Hitchcock
Wellborn Road	Independence		Katy
	Kiest		Liberty
Central Texas Area -	McKinney	Houston Area -	Magnolia
	McKinney-Stonebridge		Mont Belvieu
Austin -	Midway	Houston -	Nederland
183	Preston Forest	Aldine	Needville
Allandale	Preston Road	Allen Parkway	Shadow Creek
Cedar Park	Red Oak	Bellaire	Sweeny
Congress	Sachse	Beltway	Tomball
Lakeway	The Colony	Clear Lake	Waller
Liberty Hill	Turtle Creek	Copperfield	West Columbia
Northland	Westmoreland	Cypress	Wharton
Oak Hill		Downtown	Winnie
Parmer Lane		Eastex	Wirt
Research Blvd	Fort Worth -	Fairfield
West Lake	Haltom City	First Colony
	Keller	Gessner	South Texas Area -
	Roanoke	Gladebrook
Other Central Texas	Stockyards	Harrisburg	Corpus Christi -
Locations -		Heights	Airline
Bastrop		Highway 6 West	Carmel
Cuero	Other Dallas/Fort Worth	Hillcroft	Northwest
Dime Box	Locations -	Little York	Saratoga
Dripping Springs	Azle	Medical Center	Water Street
Elgin	Ennis	Memorial Drive
Flatonia	Gainesville	Northside	Other South Texas
Georgetown	Mesquite	Pasadena	Locations -
Gonzales	Muenster	Pecan Grove	Alice
Hallettsville	Sanger	Piney Point	Aransas Pass
Kingsland	Waxahachie	River Oaks	Beeville
La Grange		Royal Oaks	Edna
Lexington		Sugar Land	Goliad
New Braunfels	East Texas Area -	SW Medical Center	Kingsville
Pleasanton	Athens	Tanglewood	Mathis
Round Rock	Athens-South	Uptown	Palacios
San Antonio	Blooming Grove	Waugh Drive	Port Aransas
Schulenburg	Canton	West University	Port Lavaca
Seguin	Carthage	Westheimer	Portland
Smithville	Corsicana	Woodcreek	Rockport
Weimar	Crockett		Sinton
Yoakum	Eustace	Other Houston Area	Victoria
Yorktown	Grapeland	Locations -	Victoria-North
	Gun Barrel City	Angleton

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity, and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks;  continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies.  These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares’®  may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
Selected Earnings and Per	Sept 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
Share Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total interest income	$96,247	$101,695	$292,101	$310,029
Total interest expense	15,980	24,282	53,462	83,017
Net interest income	80,267	77,413	238,639	227,012
Provision for credit losses	3,000	7,250	10,685	20,275
Net interest income after provision for credit losses	77,267	70,163	227,954	206,737

Total non-interest income	13,654	15,236	39,928	45,386
Total non-interest expense	42,593	41,201	125,367	129,524
Net income before taxes	48,328	44,198	142,515	122,599
Federal income taxes	16,162	14,876	47,605	41,289

Net income	$32,166	$29,322	$94,910	$81,310

Basic earnings per share	$0.69	$0.64	$2.04	$1.76

Diluted earnings per share	$0.69	$0.63	$2.03	$1.76

Period end shares outstanding	46,653	46,153	46,653	46,153
Weighted average shares outstanding (basic)	46,640	46,125	46,604	46,106
Weighted average shares outstanding (diluted)	46,774	46,347	46,835	46,243

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,408,322	$3,431,061	3,385,337	3,477,972
Investment securities	4,667,697	4,062,796	4,497,623	4,019,370
Federal funds sold and other temporary investments	12,812	107,008	60,618	98,782
Total earning assets	8,088,831	7,600,865	7,943,578	7,596,124
Allowance for credit losses	(52,577)	(43,610)	(52,354)	(40,045)
Cash and due from banks	127,497	126,659	129,520	139,017
Goodwill	921,714	875,176	902,109	875,450
Core deposit intangibles (CDI)	32,178	39,027	33,445	39,217
Other real estate	15,840	13,910	14,952	11,508
Fixed assets, net	160,831	150,216	158,158	141,510
Other assets	143,407	105,304	142,019	106,204
Total assets	$9,437,721	$8,867,547	$9,271,427	$8,868,985

Non-interest bearing deposits	$1,577,013	$1,475,878	$1,535,936	$1,490,911
Interest bearing deposits	6,031,270	5,747,980	6,023,479	5,761,958
Total deposits	7,608,283	7,223,858	7,559,415	7,252,869
Securities sold under repurchase agreements	94,181	109,961	82,925	95,488
Federal funds purchased and other borrowings	159,423	49,539	79,127	53,733
Junior subordinated debentures	92,265	92,265	92,265	92,265
Other liabilities	63,785	77,913	64,433	82,492
Shareholders' equity(A)	1,419,784	1,314,011	1,393,262	1,292,138
Total liabilities and equity	$9,437,721	$8,867,547	$9,271,427	$8,868,985

(A) Includes $18,392 and $13,735 in after tax unrealized gains on available for sale securities for the three months ending September 30, 2010 and September 30, 2009, respectively, and $17,752 and $13,767 for the nine months ending September 30, 2010 and September 30, 2009, respectively.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$52,855	$54,809	$156,989	$165,859
Interest on securities	43,382	46,812	134,999	143,990
Interest on federal funds sold and other temporary investments	10	74	113	180
Total interest income	96,247	101,695	292,101	310,029
Interest expense – deposits	14,702	22,694	49,760	77,772
Interest expense – debentures	857	879	2,447	2,957
Interest expense – other	421	709	1,255	2,288
Total interest expense	15,980	24,282	53,462	83,017
Net interest income (B)	80,267	77,413	238,639	227,012
Provision for credit losses	3,000	7,250	10,685	20,275
Net interest income after provision for credit losses	77,267	70,163	227,954	206,737
Service charges on deposit accounts	13,201	13,554	37,470	38,789
Net gain (loss) on sale of assets	1	(20)	400	277
Net (loss) gain on sale of ORE	(1,364)	115	(3,347)	552
Brokered mortgage income	64	59	127	269
Other non-interest income	1,752	1,528	5,278	5,499
Total non-interest income	13,654	15,236	39,928	45,386

Salaries and benefits (C)	22,016	21,507	65,559	64,649
CDI amortization	2,274	2,479	6,844	7,635
Net occupancy and equipment	4,036	3,624	11,178	11,116
Depreciation	2,161	2,100	6,314	6,170
Data processing and software amortization	1,550	1,446	4,707	5,063
Regulatory assessments and FDIC insurance	2,817	2,436	8,227	11,189
Other non-interest expense	7,739	7,609	22,538	23,702
Total non-interest expense	42,593	41,201	125,367	129,524
Net income before taxes	48,328	44,198	142,515	122,599
Federal income taxes	16,162	14,876	47,605	41,289
Net income available to common shareholders	$32,166	$29,322	$94,910	$81,310

(B) Net interest income on a tax equivalent basis would be $81,014 and $78,111 for the three months ended September 30, 2010 and September 30, 2009, respectively, and $240,811 and $229,096 for the nine months ended September 30, 2010 and September 30, 2009, respectively.

(C) Salaries and benefits includes stock-based compensation expense of $729 and $267 for the three months ended September 30, 2010 and September 30, 2009, respectively, and $2,212 and $887 for the nine months ended September 30, 2010 and September 30, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
Common Share and	Sept 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
Other Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Employees – FTE	1,719	1,608	1,719	1,608

Book value per share	$30.64	$28.75	$30.64	$28.75
Tangible book value per share	$10.17	$8.93	$10.17	$8.93

Period end shares outstanding	46,653	46,153	46,653	46,153
Weighted average shares outstanding (basic)	46,640	46,125	46,604	46,106
Weighted average shares outstanding (diluted)	46,774	46,347	46,835	46,243

Non-accrual loans	$7,530	$2,878	$7,530	$2,878
Restructured loans	0	0	0	0
Accruing loans 90 or more days past due	1,776	5,938	1,776	5,938
Total non-performing loans	9,306	8,816	9,306	8,816
Repossessed assets	161	366	161	366
Other real estate	11,233	12,738	11,233	12,738
Total non-performing assets	$20,700	$21,920	$20,700	$21,920

Allowance for credit losses at end of period	$51,354	$47,312	$51,354	$47,312

Net charge-offs	$4,373	$2,549	$11,194	$9,932

Basic earnings per share	$0.69	$0.64	$2.04	$1.76

Diluted earnings per share	$0.69	$0.63	$2.03	$1.76

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended		Nine Months Ended
	Sept 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets (annualized)	1.36%	1.32%	1.36%	1.22%
Return on average common equity (annualized)	9.06%	8.93%	9.08%	8.39%
Return on average tangible common equity (annualized)	27.62%	29.34%	27.65%	28.72%
Net interest margin (tax equivalent) (annualized) (D)	3.97%	4.08%	4.05%	4.03%
Efficiency ratio(E)	45.35%	44.46%	47.07%	47.60%

Asset Quality Ratios

Non-performing assets to average earning assets	0.26%	0.29%	0.26%	0.29%
Non-performing assets to loans and other real estate	0.60%	0.64%	0.60%	0.64%
Net charge-offs to average loans	0.13%	0.07%	0.33%	0.29%
Allowance for credit losses to total loans	1.50%	1.39%	1.50%	1.39%

Common Stock Market Price

High	$36.05	$37.36	$43.66	$37.36
Low	$28.27	$28.13	$28.27	$20.04
Period end market price	$32.47	$34.79	$32.47	$34.79

(D) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(E)The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Sept 30, 2010		June 30, 2010		March 31, 2010		Dec 31, 2009
Loan Portfolio	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Commercial	$419,539	12.29%	$440,274	12.85%	$412,602	12.32%	$415,512	12.31%
Construction	498,400	14.60%	514,793	15.03%	539,430	16.11%	557,245	16.51%
1-4 family residential	789,859	23.14%	758,670	22.15%	729,015	21.77%	709,101	21.00%
Home equity	114,846	3.36%	116,071	3.39%	119,754	3.58%	117,661	3.48%
Commercial real estate	1,357,046	39.75%	1,349,834	39.42%	1,302,357	38.90%	1,339,219	39.66%
Agriculture	143,917	4.22%	148,770	4.34%	140,418	4.19%	135,529	4.01%
Consumer	90,212	2.64%	96,628	2.82%	104,807	3.13%	102,436	3.03%
Total Loans	$3,413,819		$3,425,040		$3,348,383		$3,367,703

Deposit Types

Non-interest bearing DDA	$1,623,078	21.66%	$1,576,727	20.18%	$1,525,079	20.07%	$1,492,612	20.56%
Interest bearing DDA	1,278,564	17.07%	1,359,041	17.39%	1,354,393	17.82%	1,391,133	19.17%
Money Market	1,799,923	24.03%	1,901,149	24.33%	1,807,704	23.79%	1,619,970	22.32%
Savings	402,707	5.38%	385,376	4.93%	360,776	4.75%	322,399	4.44%
Time < $100	1,224,226	16.34%	1,316,602	16.85%	1,284,271	16.90%	1,208,658	16.65%
Time > $100	1,163,082	15.52%	1,275,034	16.32%	1,266,756	16.67%	1,223,778	16.86%
Total Deposits	$7,491,580		$7,813,929		$7,598,979		$7,258,550

Loan to Deposit Ratio	45.6%		43.8%		44.1%		46.5%

Construction Loans

Single family residential construction	$127,325	25.55%	$136,126	26.45%	$134,963	25.03%	$146,554	26.30%
Land development	55,902	11.22%	74,570	14.49%	76,871	14.25%	89,128	15.99%
Raw land	67,108	13.46%	68,112	13.23%	76,817	14.24%	79,055	14.19%
Residential lots	88,611	17.78%	93,764	18.21%	99,012	18.35%	101,090	18.14%
Commercial lots	48,346	9.70%	49,341	9.58%	49,863	9.24%	51,639	9.27%
Commercial construction and other	111,108	22.29%	92,879	18.04%	101,904	18.89%	_ 89,779	16.11%
Total Construction Loans	$498,400		$514,793		$539,430		$557,245

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

Balance Sheet Data	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009
(at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,413,819	$3,425,040	$3,348,383	$3,376,703	$3,406,137
Investment securities (F)	4,472,639	4,817,847	4,525,506	4,118,290	4,255,057
Federal funds sold	553	823	577	354	264
Allowance for credit losses	(51,354)	(52,727)	(51,893)	(51,863)	(47,312)
Cash and due from banks	140,678	148,395	169,534	194,963	156,598
Goodwill	923,933	921,484	890,123	876,987	876,958
Core deposit intangibles	30,948	33,389	33,094	35,385	37,825
Other real estate	11,233	12,520	12,991	7,829	12,738
Fixed assets, net	159,717	161,267	152,886	148,855	149,725
Other assets	136,336	140,784	137,532	142,897	109,342
Total assets	$9,238,502	$9,608,822	$9,218,733	$8,850,400	$8,957,332

Demand deposits	$1,623,078	$1,576,727	$1,525,079	$1,492,612	$1,473,189
Interest bearing deposits	5,868,502	6,237,202	6,073,900	5,765,938	5,644,804
Total deposits	7,491,580	7,813,929	7,598,979	7,258,550	7,117,993
Securities sold under repurchase agreements	96,416	93,060	68,441	72,596	100,636
Federal funds purchased and other borrowings	71,686	154,935	15,879	26,140	253,855
Junior subordinated debentures	92,265	92,265	92,265	92,265	92,265
Other liabilities	56,985	50,499	65,262	49,604	65,548
Total liabilities	7,808,932	8,204,688	7,840,826	7,499,155	7,630,297
Shareholders' equity (G)	1,429,570	1,404,134	1,377,907	1,351,245	1,327,035
Total liabilities and equity	$9,238,502	$9,608,822	$9,218,733	$8,850,400	$8,957,332

(F) Includes $26,869, $28,028, $27,710, $25,855 and $26,688 in unrealized gains on available for sale securities for the quarterly periods ending September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009, and September 30, 2009, respectively.

(G) Includes $17,465, $18,218, $18,011, $16,806 and $17,347 in after-tax unrealized gains on available for sale securities for the quarterly periods ending September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009, and September 30, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$52,855	$52,681	$51,453	$53,461	$54,809
Interest on securities	43,382	46,603	45,014	46,116	46,812
Interest on federal funds sold and other earning assets	10	74	29	8	74
Total interest income	96,247	99,358	96,496	99,585	101,695
Interest expense - deposits	14,702	17,573	17,485	18,062	22,694
Interest expense - debentures	857	799	791	803	879
Interest expense - other	421	386	448	631	709
Total interest expense	15,980	18,758	18,724	19,496	24,282
Net interest income	80,267	80,600	77,772	80,089	77,413
Provision for credit losses	3,000	3,275	4,410	8,500	7,250
Net interest income after provision for credit losses	77,267	77,325	73,362	71,589	70,163
Service charges on deposits accounts	13,201	12,680	11,589	12,953	13,554
Net gain (loss) on sale of assets	1	399	0	145	(20)
Net (loss) gain on sale of ORE	(1,364)	(1,689)	(294)	(135)	115
Brokered mortgage income	64	50	13	36	59
Other non-interest income	1,752	1,856	1,670	1,712	1,528
Total non-interest income	13,654	13,296	12,978	14,711	15,236
Salaries and benefits	22,016	22,431	21,112	19,747	21,507
CDI amortization	2,274	2,280	2,290	2,441	2,479
Net occupancy and equipment	4,036	3,708	3,434	3,794	3,624
Depreciation	2,161	2,147	2,006	2,056	2,100
Data processing and software amortization	1,550	1,742	1,415	1,386	1,446
Regulatory assessments and FDIC insurance	2,817	2,801	2,609	2,473	2,436
Other non-interest expense	7,739	7,940	6,859	8,279	7,609
Total non-interest expense	42,593	43,049	39,725	40,176	41,201
Net income before taxes	48,328	47,572	46,615	46,124	44,198
Federal income taxes	16,162	15,826	15,617	15,555	14,876
Net income available to common shareholders	$32,166	$31,746	$30,998	$30,569	$29,322

Prosperity Bancshares, Inc.®
Financial Highlights

Comparative Quarterly	Three Months Ended
Asset Quality, Performance	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009
& Capital Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Return on average assets (annualized)	1.36%	1.34%	1.40%	1.39%	1.32%
Return on average common equity (annualized)	9.06%	9.12%	9.07%	9.11%	8.93%
Return on average tangible equity (annualized)	27.62%	28.08%	27.22%	28.50%	29.34%
Net interest margin (tax equivalent) (annualized)	3.97%	4.00%	4.20%	4.24%	4.08%

Employees - FTE	1,719	1,753	1,651	1,594	1,608

Efficiency ratio	45.35%	46.04%	43.77%	42.44%	44.46%
Non-performing assets to average earning assets	0.26%	0.27%	0.26%	0.22%	0.29%
Non-performing assets to loans and other real estate	0.60%	0.64%	0.59%	0.48%	0.64%
Net charge-offs to average loans	0.13%	0.07%	0.13%	0.12%	0.07%
Allowance for credit losses to total loans	1.50%	1.54%	1.55%	1.54%	1.39%

Book value per share	$30.64	$30.12	$29.58	$29.03	$28.75

Tangible book value per share	$10.17	$9.64	$9.76	$9.43	$8.93

Tier 1 risk-based capital	13.23%	12.31%	12.82%	12.61%	11.85%

Total risk-based capital	14.47%	13.56%	14.07%	13.86%	13.01%

Tier 1 leverage capital	6.45%	6.10%	6.61%	6.47%	6.09%

Tangible equity to tangible assets	5.73%	5.19%	5.48%	5.53%	5.13%

Equity to assets	15.47%	14.61%	14.95%	15.27%	14.82%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,408,322	$52,855	6.15%	$3,431,061	$54,809	6.34%
Investment securities	4,667,697	43,382	3.72%	4,062,796	46,812	4.61%
Federal funds sold and other temporary investments	12,812	10	0.31%	107,008	74	0.27%
Total interest earning assets	8,088,831	$96,247	4.72%	7,600,865	$101,695	5.31%
Allowance for credit losses	(52,577)			(43,610)
Non-interest earning assets	1,401,467			1,310,292
Total assets	$9,437,721			$8,867,547

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,290,299	$1,967	0.60%	$1,092,719	$2,253	0.82%
Savings and money market deposits	2,240,630	3,658	0.65%	1,969,427	4,579	0.92%
Certificates and other time deposits	2,500,341	9,077	1.44%	2,685,834	15,862	2.34%
Securities sold under repurchase agreements	94,181	162	0.68%	109,961	320	1.15%
Federal funds purchased and other borrowings	159,423	259	0.64%	49,539	389	3.12%
Junior subordinated debentures	92,265	857	3.69%	92,265	879	3.78%
Total interest bearing liabilities	6,377,139	$15,980	0.99%	$5,999,745	$24,282	1.61%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,577,013			$1,475,878
Other liabilities	63,785			77,913
Total liabilities	8,017,937			$7,553,536
Shareholders' equity	1,419,784			$1,314,011
Total liabilities and shareholders' equity	$9,437,721			$8,867,547

Net Interest Income & Margin		$80,267	3.94%		$77,413	4.04%

Net Interest Income & Margin (tax equivalent)		$81,014	3.97%		$78,111	4.08%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,385,337	$156,989	6.20%	$3,477,972	$165,859	6.38%
Investment securities	4,497,623	134,999	4.00%	4,019,370	143,990	4.78%
Federal funds sold and other temporary investments	60,618	113	0.25%	98,782	180	0.24%
Total interest earning assets	7,943,578	$292,101	4.92%	7,596,124	$310,029	5.46%
Allowance for credit losses	(52,354)			(40,045)
Non-interest earning assets	1,380,203			1,312,906
Total assets	$9,271,427			$8,868,985

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,351,595	$7,222	0.71%	$1,069,884	$6,557	0.82%
Savings and money market deposits	2,176,350	11,970	0.74%	1,884,542	15,255	1.08%
Certificates and other time deposits	2,495,534	30,568	1.64%	2,807,532	55,960	2.66%
Securities sold under repurchase agreements	82,925	485	0.78%	95,488	948	1.33%
Federal funds purchased and other borrowings	79,127	770	1.30%	53,733	1,340	3.33%
Junior subordinated debentures	92,265	2,447	3.55%	92,265	2,957	4.28%
Total interest bearing liabilities	6,277,796	$53,462	1.14%	6,003,444	$83,017	1.85%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,535,936			1,490,911
Other liabilities	64,433			82,492
Total liabilities	7,878,165			7,567,847
Shareholders' equity	1,393,262			1,292,138
Total liabilities and shareholders' equity	$9,271,427			$8,868,985

Net Interest Income & Margin		$238,639	4.02%		$227,012	4.00%

Net Interest Income & Margin (tax equivalent)		$240,811	4.05%		$229,096	4.03%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three months ended
	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009
Return on average tangible common equity:
Net income	$32,166	$31,746	$30,998	$30,569	$29,322
Average shareholders' equity	1,419,784	1,392,493	1,367,511	1,342,583	1,314,011
Less: Average goodwill and other intangible assets	(953,892)	(940,246)	(912,065)	(913,522)	(914,203)
Average tangible shareholders’ equity	$465,892	$452,247	$455,446	$429,061	$399,808
Return on average tangible common equity:	27.62%	28.08%	27.22%	28.50%	29.34%

Tangible book value per share:
Shareholders’ equity	$1,429,570	$1,404,134	$1,377,907	$1,351,245	$1,327,035
Less: Goodwill and other intangible assets	(954,881)	(954,873)	(923,217)	(912,372)	(914,783)
Tangible shareholders’ equity	$474,689	$449,261	$454,690	$438,873	$412,252

Period end shares outstanding	46,653	46,622	46,575	46,541	46,153
Tangible book value per share:	$10.17	$9.64	$9.76	$9.43	$8.93

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$474,689	$449,261	$454,690	$438,873	$412,252

Total assets	$9,238,502	$9,608,822	$9,218,733	$8,850,400	$8,957,332
Less: Goodwill and other intangible assets	(954,881)	(954,873)	(923,217)	(912,372)	(914,783)
Tangible assets	$8,283,621	$8,653,949	$8,295,516	$7,938,028	$8,042,549

Tangible equity to tangible assets ratio:	5.73%	5.19%	5.48%	5.53%	5.13%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

	Nine Months Ended
	Sept 30, 2010	Sept 30, 2009
Return on average tangible common equity:
Net income	$94,910	$81,310
Average shareholders' equity	1,393,262	1,292,138
Less: Average goodwill and other intangible assets	(935,554)	(914,667)
Average tangible shareholders’ equity	$457,708	$377,471
Return on average tangible common equity:	27.65%	28.72%

Tangible book value per share:
Shareholders equity	$1,429,570	$1,327,035
Less: Goodwill and other intangible assets	(954,881)	(914,783)
Tangible shareholders’ equity	$474,689	$412,252

Period end shares outstanding	46,653	46,153
Tangible book value per share:	$10.17	$8.93

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$474,689	$412,252

Total assets	$9,238,502	$8,957,332
Less: Goodwill and other intangible assets	(954,881)	(914,783)
Tangible assets	$8,283,621	$8,042,549

Tangible equity to tangible assets ratio:	5.73%	5.13%